UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒
Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

S.A.V.E. PARTNERS IV, LLC
LOCKE PARTNERS I LLC
JOHN S. IOANNOU
AJOY H. KARNA
RODMAN K. REEF
ANDREW SALISBURY
CRAIG W. THOMAS
BRADLEY M. TIRPAK
GEORGE WALLNER
JAMES W. STUCKERT REVOCABLE TRUST U/A DTD 2/10/86 AMENDED & RESTATED 2/7/07
DIANE V. STUCKERT REVOCABLE TRUST U/A DTD 8/7/03
JAMES W. STUCKERT
DIANE V. STUCKERT

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

S.A.V.E. Partners IV, LLC, together with the other Participants named herein (“SAVE”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2012 annual meeting of shareholders (the “Annual Meeting”) of USA Technologies, Inc. (“USAT”).  SAVE has filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1: On May 24, 2012, S.A.V.E. Partners IV, LLC mailed the following letter to shareholders of USAT together with the definitive proxy statement.

Shareholder Advocates for Value Enhancement
May 23, 2012

ENCLOSED PLEASE FIND SAVE’S PROXY MATERIALS AND GOLD PROXY CARD

USA Technologies, Inc.  Annual Meeting – June 28, 2012

Dear Fellow Shareholders:

S.A.V.E. Partners IV, LLC, its nominees and certain other shareholders are members of a group (“SAVE”) that collectively owns 3,066,939 shares of common stock of USA Technologies, Inc. (“USAT” or the “Company”), representing approximately 9.3% of the Company’s outstanding shares. SAVE is currently the Company’s largest shareholder and our interests are closely aligned with yours.  We have nominated seven highly qualified candidates to USAT’s Board of Directors.

PLEASE VOTE THE GOLD PROXY CARD TO CHANGE THE USAT BOARD

•	USAT’s stock price has declined by more than 43% between May 20, 2011 and May 22, 2012, from $2.26 to $1.28.

•	USAT’s former Chairman and CEO resigned after being caught posting over 450 inappropriate comments on a Yahoo! message board, resulting in an ongoing SEC investigation.

•
Through the first nine months of fiscal 2012, the Company has accumulated $4.4 million of operating losses and has burned through over $6 million in cash.  We are concerned that negative cash flows may lead to additional dilution of shareholders.

USAT HAS SUED SAVE TO PREVENT US FROM DISCUSSING USAT’S FINANCIAL, OPERATIONAL AND SHARE PRICE PERFORMANCE PRIOR TO MAY 19, 2011

USAT has taken the position in court that our discussion of its financial performance, share price and other matters occurring before May 19, 2011, even if 100% true and disclosed by USAT itself in its public filings with the SEC, may be “disparaging” and therefore prohibited by a contract that members of SAVE signed with USAT in May 2011.  In its recent letter to shareholders, USAT claims it has increased transparency and accountability to shareholders.  Ask yourself:  Is this the type of transparency and accountability you want from your Board?  Can you support a Board that is spending your money to prevent you from hearing a full discussion of your Company’s performance?  For a discussion of the litigation, see “Background to the Solicitation” in the enclosed proxy statement.

SAVE BELIEVES URGENT CHANGE IS NEEDED ON THE BOARD

We believe the Company’s current Board of Directors lacks the appropriate skills and sense of urgency to make USAT a success. Therefore, we have nominated seven highly qualified individuals who we believe will better represent the interests of all USAT shareholders and have the ability to create long-term shareholder value.  We ask that you review our nominees’ credentials and accomplishments, compare them to those of the current Board and its nominees, and simply ask if USAT would benefit more from the experience and expertise SAVE’s nominees would bring.

SAVE HAS A STRONG BUSINESS PLAN TO INVIGORATE THE COMPANY

We encourage you to read the enclosed proxy statement to learn more about our business plan.  SAVE believes USAT has significant potential and we are passionate about growing the business. In order to realize this potential and maximize value for all shareholders, we believe USAT requires a new direction and a new Board. SAVE has nominated seven highly qualified candidates with specific expertise in each aspect of the Company’s operations.

VOTE THE ENCLOSED GOLD PROXY CARD TODAY!

We appreciate your support.  SAVE urges shareholders NOT to respond to any solicitation made by USAT management and NOT to return USAT’s white proxy card. Even if you have voted a white proxy card, you have every right to change your vote by returning a later dated GOLD proxy card. You can learn more about SAVE and our highly qualified Board candidates at www.SAVEUSAT.com. If you have any questions, please call Morrow & Co., LLC at (203) 658-9400 or toll-free at 800-607-0088 or e-mail info@saveusat.com.

Sincerely,

/s/ Bradley M. Tirpak	/s/ Craig W. Thomas
Bradley M. Tirpak	Craig W. Thomas

PLEASE VOTE THE ENCLOSED GOLD PROXY CARD TODAY!

www.SAVEUSAT.com

Item 2: On May 24, 2012, S.A.V.E. Partners IV, LLC issued the following press release:

SHAREHOLDER ADVOCATES FOR VALUE ENHANCEMENT (SAVE) FILES
AND COMMENCES MAILING DEFINITIVE PROXY MATERIALS FOR
UPCOMING ANNUAL MEETING OF USA TECHNOLOGIES, INC.

SAVE Urges Shareholders to Vote the GOLD Proxy Card

GREENWICH, Conn., May 24, 2012 /PRNewswire - S.A.V.E. Partners IV, LLC, its nominees and certain other shareholders are members of a group (“SAVE”) that collectively owns 3,096,639 shares of common stock of USA Technologies, Inc. (NASDAQ: USAT) (“USAT” or the “Company”), representing approximately 9.4% of the Company’s outstanding shares.  SAVE announced today that it has filed, and commenced mailing to USAT shareholders, definitive proxy materials to elect SAVE’s seven highly qualified nominees to the Board of Directors at the Company’s June 28, 2012 Annual Meeting.

PLEASE WAIT TO VOTE UNTIL YOU RECEIVE SAVE’S GOLD PROXY CARD

SAVE is currently the Company’s largest shareholder and our interests are closely aligned with all USAT shareholders.   Shareholders will receive a white proxy card from USAT and a GOLD proxy card from SAVE.  SAVE urges USAT shareholders NOT to return the white proxy card sent by the Board of Directors of USAT, even as a protest vote against current management.  USAT shareholders that have already voted a white proxy card can revoke that vote by returning a later dated GOLD proxy card they will soon receive.

SAVE URGES ALL SHAREHOLDERS TO VOTE THE GOLD PROXY CARD

SAVE appreciates your support.  If you have any questions, please call Morrow & Co., LLC at (203) 658-9400 or toll-free at (800) 607-0088 or email info@SAVEUSAT.com . USAT shareholders can learn more about SAVE and our highly qualified Board candidates at www.SAVEUSAT.com.

Contact:

Morrow & Co., LLC
Tom Ball
John Ferguson
(203) 658-9400
(800) 607-0088
info@SAVEUSAT.COM

www.SAVEUSAT.com

Item 3: The following materials were posted by S.A.V.E. Partners IV, LLC to http://shareholder-advocates-for-value-enhancement.com and http://www.saveusat.com:

Shareholder Advocates for Value Enhancement

HOME | PRESS RELEASES | SAVEUSAT | ON GOVERNANCE | EXTERNAL RESOURCES | CONTACT | ABOUT

ABOUT

Shareholder Advocates for Value Enhancement (SAVE) is committed to enhancing long-term value for shareholders by advocating for improved corporate governance, efficient operations and aligning executive compensation with shareholder returns. SAVE was founded by Bradley M. Tirpak and Craig W. Thomas.

Important Notice

Contact Us

SAVE Files and Commences Mailing Definitive Proxy Materials on USA Technologies, Inc. (NASDAQ: USAT)

by ADMIN on MAY 24, 2012

SAVE Urges Shareholders to Vote the GOLD Proxy Card

SHAREHOLDER ADVOCATES FOR VALUE ENHANCEMENT (SAVE) FILES

AND COMMENCES MAILING DEFINITIVE PROXY MATERIALS FOR

UPCOMING ANNUAL MEETING OF USA TECHNOLOGIES, INC.

SAVE Urges Shareholders to Vote the GOLD Proxy Card

Contact:

(800) 607-0088

info@SAVEUSAT.COM

SAVE urges Shareholders to Vote the GOLD Proxy Card [requires Adobe PDF Reader]

PREVIOUS POST: SAVE Files Definitive Proxy Statement on USA Technologies (NASDAQ: USAT)

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Copyright © SAVE; 2009–2012

S.A.V.E. PARTNERS IV, LLC

May 22, 2012

Dear Fellow Shareholder:

S.A.V.E. Partners IV, LLC ("SAVE IV") and the other participants in this solicitation are the beneficial owners of an aggregate of 3,066,939 shares of common stock, no par value per share (the "Common Stock"), of USA Technologies, Inc. (the "Company"), representing approximately 9.3% of the outstanding shares of Common Stock. For the reasons set forth in the attached Proxy Statement, we are seeking majority representation on the Board of Directors of the Company. We are seeking your support at the annual meeting of shareholders scheduled to be held at The Desmond Hotel and Conference Center located at One Liberty Boulevard, Malvern, Pennsylvania 19355 on June 28, 2012 at 9:00 a.m., local time, including any adjournments or postponements thereof and any meeting which may be called in lieu thereof (the "Annual Meeting"), for the following:

1. To elect SAVE's seven (7) nominees (the "Nominees") to the Board of Directors in opposition to the Company's director nominees;

2. To act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2012;

3. To act upon a proposal to approve the USA Technologies, Inc. 2012 Stock Incentive Plan; and

4. To transact such other business, if any, as may properly come before the Annual Meeting.

We are seeking seven (7) seats on the Company's Board of Directors (the "Board") to ensure that the Company is run in the interests, and for the benefit, of the shareholders, the true owners of the Company. The Board is currently composed of nine (9) directors. The Company has nominated nine (9) individuals, including seven (7) of the incumbent directors, for election at the Annual Meeting. If elected, the Nominees will represent a majority of the members of the Board.

The enclosed Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed **GOLD** proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company's director nominees. Shareholders who return the **GOLD** proxy card will only be able to vote for our seven (7) Nominees and will not have the opportunity to vote for two (2) other nominees to fill the two (2) other seats up for election at the Annual Meeting. See "Voting and Proxy Procedures" on page 20 for additional information. You can only vote for the Company's director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company's proxy statement for the names, backgrounds, qualifications and other information concerning the Company's nominees. The participants in this solicitation intend to vote all of their shares of the Company in favor of the Nominees.

We urge you to carefully consider the information contained in the attached Proxy Statement and then support our efforts by signing, dating and returning the enclosed **GOLD** proxy card today. The attached Proxy Statement and the enclosed **GOLD** proxy card are first being furnished to the shareholders on or about May 23, 2012.

If you have already voted for the management slate on the white card, you have every right to change your vote by signing, dating and returning a later dated **GOLD** proxy. Please vote each and every **GOLD** proxy card you receive.

If you have any questions or require any assistance with your vote, please contact Morrow & Co., LLC, which is assisting us, at their address and toll-free number listed below.

Thank you for your support.

S.A.V.E. Partners IV, LLC

VOTE THE ENCLOSED GOLD PROXY CARD TODAY!

*If you have any questions, require assistance in voting your **GOLD** proxy card, or need additional copies of SAVE's proxy materials, please contact Morrow & Co., LLC at the phone numbers or email listed below.*

MORROW & CO., LLC

470 West Avenue

Stamford, CT 06902

Shareholders call toll free at: (800) 607-0088

Banks and brokers call: (203) 658-9400

E-mail us at: saveusat@morrowco.com

2012 ANNUAL MEETING OF SHAREHOLDERS
OF
USA TECHNOLOGIES, INC.

PROXY STATEMENT
OF
S.A.V.E. PARTNERS IV, LLC

PLEASE VOTE THE ENCLOSED GOLD PROXY CARD

S.A.V.E. Partners IV, LLC ("SAVE IV"), Locke Partners I LLC ("Locke"), Craig W. Thomas and Bradley M. Tirpak (collectively, "SAVE" or "we"), together with the other participants in this solicitation, are collectively the largest shareholder of USA Technologies, Inc., a Pennsylvania corporation (the "Company"), owning approximately 9.3% of the outstanding shares of common stock, no par value per share (the "Common Stock"), of the Company. We are seeking majority representation on the Board of Directors of the Company (the "Board") because we believe that substantial change is warranted on the Board and at the Company. Our nominees are highly qualified and independent with strong, relevant backgrounds and the operational, industry and financial expertise to fully explore available opportunities to unlock shareholder value. We are seeking your support at the annual meeting of shareholders scheduled to be held at The Desmond Hotel and Conference Center located at One Liberty Boulevard, Malvern, Pennsylvania 19355 on June 28, 2012 at 9:00 a.m., local time (including any adjournments or postponements thereof and any meeting which may be called in lieu thereof, the "Annual Meeting"), for the following:

1. To elect SAVE's director nominees, John S. Ioannou, Ajoy H. Karna, Rodman K. Reef, Andrew Salisbury, Craig W. Thomas, Bradley M. Tirpak and George Wallner (each, a "Nominee" and, collectively, the "Nominees"), to serve as directors of the Company to hold office until the 2013 annual meeting of shareholders and until their respective successors have been duly elected and qualified, in opposition to the Company's director nominees;

2. To act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2012;

3. To act upon a proposal to approve the USA Technologies, Inc. 2012 Stock Incentive Plan (the "2012 Stock Incentive Plan"); and

4. To transact such other business, if any, as may properly come before the Annual Meeting.

The Company has set the close of business on April 27, 2012 as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record

Date"). The mailing address of the principal executive offices of the Company is 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355. Shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 32,705,419 shares of Common Stock and 445,063 shares of Series A Convertible Preferred Stock, no par value per share (the "Series A Preferred Stock"), of the Company outstanding. The Common Stock and the Series A Preferred Stock are collectively referred to as the "Shares."

As of the date hereof, the members of SAVE and the Nominees own 3,066,939 shares of Common Stock and 1,000 shares of Series A Preferred Stock. We intend to vote our Shares FOR the election of the Nominees, FOR the ratification of the appointment of McGladrey & Pullen, LLP, as described herein, and FOR the approval of the 2012 Stock Incentive Plan, as described herein.

THIS SOLICITATION IS BEING MADE BY SAVE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY STATEMENT. SHOULD OTHER MATTERS, WHICH SAVE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED **GOLD** PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

SAVE URGES YOU TO SIGN, DATE AND RETURN THE **GOLD** PROXY CARD IN FAVOR OF THE ELECTION OF THE NOMINEES.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE FOR EACH OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED **GOLD** PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting— This Proxy Statement and our GOLD proxy card are available at http://www.SAVEUSAT.com

VOTE THE ENCLOSED GOLD PROXY CARD TODAY!

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IMPORTANT VOTING INSTRUCTIONS

Your vote is important, no matter how few Shares you own. SAVE urges you to sign, date and return the enclosed GOLD proxy card today to vote FOR the election of the Nominees.

- **If your Shares are registered in your own name**, please sign and date the enclosed **GOLD** proxy card and return it to SAVE in the enclosed postage-paid envelope today.

- **If your Shares are held with a broker**, you are considered the beneficial owner of the Shares, and these proxy materials, together with a **GOLD** voting instruction form, are being forwarded to you by your broker. Your broker cannot vote your Shares on your behalf without your instructions. Please sign, date and return the **GOLD** voting instruction form in the enclosed postage-paid envelope today.

- If your Shares are held with a broker, you should be able to vote either via the Internet or by toll-free telephone. In order to vote via the Internet or toll-free telephone, you will need your "control number." Your "control number" appears on your **GOLD** voting instruction form. Please refer to the enclosed **GOLD** voting instruction form for instructions on how to vote electronically.

Since only your latest dated proxy card will count, we urge you not to return any proxy card you receive from the Company. Even if you return the white management proxy card marked "withhold" as a protest against the incumbent directors, it will revoke any proxy card you may have previously sent to us.

Remember, you can only vote for our Nominees on our GOLD proxy card. So please make certain that the latest dated proxy card you return is the GOLD proxy card and please vote each and every GOLD proxy card or GOLD voting instruction form you receive.

*Please call Morrow & Co. if you need assistance voting your **GOLD** proxy card or **GOLD** voting instruction form:*

MORROW & CO., LLC
470 West Avenue
Stamford, CT 06902
Shareholders call toll free at: (800) 607-0088
Banks and brokers call: (203) 658-9400
E-mail us at: saveusat@morrowco.com

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Background to the Solicitation

The following is a chronology of events leading up to this proxy solicitation. We are extremely disappointed that the Board has thus far been unwilling to engage with us in a constructive manner or to reach an amicable resolution regarding the composition of the Board, leaving us with no choice but to undertake this proxy solicitation. We are also incredulous that the Board has instead resorted to litigation, in SAVE's view, in an attempt to stifle shareholder democracy and prohibit its largest shareholder's voice from being heard:

- On October 30, 2009, Shareholder Advocates For Value Enhancement, Craig W. Thomas and Bradley M. Tirpak (collectively, the "First SAVE Group"), in accordance with the Bylaws of the Company (the "Bylaws"), submitted to the Company a notice of their intention to nominate Mr. Tirpak, Peter A. Michel and Alan J. Gotcher for election to the Board at the annual meeting to be held on December 15, 2009.

- On December 9, 2009, the Board postponed the date of the Company's annual meeting of shareholders from December 15, 2009 to June 15, 2010.

- On December 14, 2009 (as amended on December 17, 2009), the First SAVE Group filed a Motion for a Temporary Restraining Order and a Complaint in The United States District Court for the Eastern District of Pennsylvania naming as defendants the Company and its directors (the "Litigation"). The Litigation sought, among other things, to have the Company's postponement of the annual meeting declared null and void, to have the annual meeting convened as soon as practicable with a record date of September 30, 2009 (the record date for the annual meeting originally scheduled for December 15, 2009), and to have the votes accepted and certified at such convened annual meeting.

- On February 4, 2010, the Company, the First SAVE Group and certain other parties entered into a Settlement Agreement (the "First Settlement Agreement") to settle the proxy contest pertaining to the election of directors to the Board at the Company's annual meeting of shareholders originally scheduled for December 15, 2009 and held, as postponed, on June 15, 2010 (the "2010 Annual Meeting"). Pursuant to the First Settlement Agreement, among other things:

    - Peter A. Michel and Bradley M. Tirpak, nominees of the First SAVE Group, were appointed to the Board;

    - if the Company did not (i) achieve positive earnings before interest, taxes, depreciation and amortization ("EBITDA") in the quarter ending December 31, 2010 and (ii) have at least 100,000 connections to its network as of December 31, 2010, the First SAVE Group would have the right to name a third nominee to serve on the Board;

    - the Company amended certain provisions of the Bylaws, including the following:

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- increasing the number of individuals serving on the Board from eight to nine;

    - providing that the Board would consist of one class of directors after December 31, 2011;

    - providing that the 2010 Annual Meeting would be held on June 15, 2010, the 2011 annual meeting would be held on June 13, 2011, and thereafter each annual meeting would be held on a date to be set by the Board no earlier than June 8 and no later than June 30 of each calendar year; and

    - providing that in addition to the Chairman, the Chief Executive Officer and the Board, special meetings may also be called by the holders of at least 20% of the combined voting power of the then outstanding shares entitled to vote at the special meeting;

  - at the 2012 annual meeting of shareholders, all of the directors of the Company would stand for election as one class, the composition of the Board would consist of only one class of directors and upon election, all directors would serve for one-year terms;

  - the First SAVE Group agreed to certain standstill provisions through December 31, 2011; and

  - the Company and the First SAVE Group voluntarily dismissed with prejudice the Litigation.

- By letter dated January 31, 2011, Mr. Tirpak, acting in his capacity as a managing member of Shareholder Advocates For Value Enhancement, designated a third Shareholder Advocates For Value Enhancement nominee, Alan J. Gotcher, to serve on the Board, and requested that Mr. Gotcher be appointed to the Board by no later than March 1, 2011.

- On February 9, 2011, the Company filed a Complaint For Declaratory Judgment in the United States District Court for the Eastern District of Pennsylvania requesting the Court to enter a declaratory judgment that Messrs. Tirpak, Thomas, and Michel were not entitled to appoint a third director to the Board. On March 4, 2011, the Company voluntarily dismissed this complaint without prejudice.

- On May 27, 2011, the Company, and Shareholder Advocates For Value Enhancement, Messrs. Thomas, Tirpak and Michel (collectively, the "Second SAVE Group"), and certain other persons entered into a Second Settlement Agreement (the "Second Settlement Agreement"). The Second Settlement Agreement provided that (1) the Company would appoint a new independent director to fill the then existing vacancy on the Board, (2) three months from the date when the new independent director is seated, the independent directors would

5

select a lead independent director, and (3) the Second SAVE Group therefore withdrew its January 31, 2011 letter to the Company.

- On October 12, 2011, the Company announced that, on October 5, 2011, it (1) suspended George R. Jensen, Jr. as the Chairman and Chief Executive Officer of the Company pending the ongoing investigation by the Audit Committee of the Board of postings by Mr. Jensen concerning the Company made on an Internet message board, and (2) appointed Stephen P. Herbert, then President and Chief Operating Officer, as interim Chief Executive Officer and Chairman. The investigation determined that Mr. Jensen had posted approximately 450 inappropriate comments on the Yahoo! message board over a period of approximately two months.

- On October 17, 2011, the Company announced that, on October 14, 2011, Mr. Jensen resigned as Chairman and Chief Executive Officer of the Company and as a member of the Board effective immediately.

- On December 5, 2011, the Company announced that, on November 30, 2011, it appointed Stephen P. Herbert as Chairman of the Board of Directors and Chief Executive Officer of the Company.

- On March 2, 2012, the Company, Shareholder Advocates for Value Enhancement, Messrs. Thomas and Tirpak entered into the Third Settlement Agreement (the "Third Settlement Agreement"). Pursuant to the Third Settlement Agreement, (1) the Company accepted the resignation of Mr. Tirpak as a director, and (2) the Company agreed that through the time of the 2012 annual meeting of shareholders of the Company, it would not repeal, amend or modify any of the amendments to the Bylaws adopted pursuant to the First Settlement Agreement, unless Mr. Tirpak approves any such repeal, amendment or modification.

- On April 13, 2012, in accordance with the Bylaws, Mr. Tirpak submitted to the Company a notice of his intention to nominate the Nominees for election to the Board at the Annual Meeting.

- On April 19, 2012, Mr. Tirpak had a brief call with Mr. Herbert. They agreed to speak the following day.

- On April 20, 2012, Mr. Tirpak had a call with Mr. Herbert to discuss the Company's business and strategic direction and to see if a mutually agreeable resolution could be reached regarding Board composition.

- On April 23, 2012, Mr. Tirpak had a call with Mr. Herbert to see if a mutually agreeable resolution could be reached regarding Board composition. Mr. Tirpak expressed that any such resolution would need to provide for majority representation on the Board so that SAVE's highly-qualified Nominees would be able to implement SAVE's business plan with the objective of improving the Company's business and maximizing value for shareholders.

6

- On April 24, 2012, the Company issued a press release regarding SAVE's nomination of the Nominees.

- On April 30, 2012, SAVE issued a press release announcing its nomination of the Nominees, outlining its business plan for the Company and stating that, in SAVE's view, the Company needed a new direction and a new Board to realize its significant potential.

- On April 30, 2012 and May 1, 2012, Mr. Tirpak had calls with Steve G. Illes, a director of the Company, regarding the business, governance and future direction of the Company.

- On May 1, 2012, Mr. Thomas had a call with Frank A. Petito, III, a director of the Company, regarding the business, governance and future direction of the Company.

- On May 1, 2012, Mr. Tirpak had a call with Albin F. Moschner, a director of the Company, regarding the business, governance and future direction of the Company.

- On May 2, 2012, SAVE issued a press release commenting on the Company's third quarter results, in which the Company again reported operating and overall net losses for the quarter and continued to use significant cash in operations. The press release stated that, in SAVE's view, these results provide further evidence of the current Board's inability to realize the Company's significant potential.

- On May 3, 2012, the Company filed a lawsuit against SAVE IV, Locke and the Nominees in the United States District Court for the Eastern District of Pennsylvania (the "Court") in which the Company claims, among other things, that SAVE's April 30, 2012 press release violated the non-disparagement provisions of the Second Settlement Agreement and contained false and misleading statements and omissions in violation of the Securities Exchange Act of 1934. The Company is seeking, among other things, an order: (1) enjoining the dissemination of communications, including the April 30, 2012 press release, that allegedly violate the non-disparagement provision or contain false and misleading statements or omissions; (2) compelling the correction of the April 30, 2012 press release; (3) enjoining the members of SAVE from voting their Shares at the Annual Meeting; and (4) requiring SAVE IV and Messrs. Tirpak and Thomas to pay the Company's counsel fees, costs and expenses in this action. SAVE agreed to withhold the mailing of its April 30, 2012 press release pending the Court's ruling on the Company's motion for a temporary restraining order. On May 3, 2012, the Court indicated that it would hold a hearing on this motion on May 9, 2012. SAVE believes that this lawsuit is wholly without merit and intends to vigorously defend itself against all allegations.

- On May 3, 2012, SAVE issued a press release commenting on the lawsuit filed by the Company and stating that, in SAVE's view, the Company was using

7

shareholders' money in an attempt to disrupt shareholder democracy and prohibit its largest shareholder's voice from being heard. SAVE urged shareholders to contact the Board and tell them to allow shareholders to decide the future of their Company for themselves.

- On May 9, 2012, the Court held a hearing on the Company's motion for a temporary restraining order and, at the end of the hearing, the parties agreed to convert the Company's motion for a temporary restraining order to a motion for a preliminary injunction.

PLEASE VOTE THE ENCLOSED GOLD PROXY CARD

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REASONS FOR THE SOLICITATION

We are soliciting your support to elect the Nominees at the Annual Meeting because we believe the current members of the Board are not acting, and will continue to not act, in your best interests with respect to the business and future strategic direction of the Company. As the Company's largest shareholder, we have little confidence in the ability of the Board, as currently composed, to take the steps necessary to protect shareholders' interests and enhance shareholder value.

We are concerned about the Company's stock price performance

In the past year, since May 31, 2011 when the Company's stock closed at $2.30, its share price has declined more than 47%, ending at $1.20 on May 18, 2012. We urge all shareholders to review carefully the Company's share price performance.

SAVE is the Company's largest shareholder. We firmly believe the Company has excellent technology and talented employees. Our Nominees have the technological expertise to help the Company advance and exploit its technology, and SAVE's business plan, among other things, calls for rewarding high-performing employees with stock options to align their interests with shareholders. In our view, we have the motivation and the means to maximize shareholder value.

We are concerned about the Company's negative cash flows and operating results

Through the first nine months of fiscal 2012, the Company is losing money, with operating losses and net losses of approximately $4.4 million and $2.4 million, respectively. In addition, the Company burns through cash at an alarming rate – over $6.0 million in the first nine months of fiscal 2012 – already far outpacing cash used in operations for all of fiscal 2011. We are concerned that negative cash flows may lead to additional dilution of shareholders and contribute to further declines in the share price.

We urge all shareholders to review carefully the Company's public filings, including its historical financial statements, with the Securities and Exchange Commission.

We are concerned with the Board's compensation practices

We believe that the compensation structure of the Board does not reflect a pay for performance culture and that the interests of the Board are misaligned with shareholders. In June 2011, the "independent" Board members granted themselves a stock award of 10,000 shares of Common Stock each, effectively raising their own Board fees by over 35%.

One of our Nominees, Mr. Tirpak, was a director at the time. He agreed to waive this stock award if the Common Stock closed below a specified price at the end of any calendar quarter. The stock price later declined and Mr. Tirpak waived this award. Not one other director waived his stock award. *This action alone speaks volumes as to the clear alignment of SAVE's interests with those of shareholders.* SAVE's philosophy is that directors should only be rewarded if shareholders make money.

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We believe that director compensation of the type described above may compromise the Board's ability to properly evaluate and address the serious challenges facing the Company. Accordingly, if our Nominees are elected, subject to their fiduciary duties, they would propose that directors be remunerated solely with stock options. This would serve the dual purpose of helping to reduce the Company's significant cash burn and closely aligning directors' interests with shareholders.

We believe the time to act is now as competitive pressures mount

Cantaloupe Systems, Inc., a cloud-based wireless vending optimization platform provider that applies state-of-the-art business intelligence and analytics to monitor real-time vending sales data remotely, has entered the cashless vending space, installing its wireless Seed devices in vending machines and taking market share from the Company. On March 13, 2012, Cantaloupe Systems announced that "Midlantic Vending Services of Moorestown, NJ is replacing 300 USA Technology cashless readers with Cantaloupe Seed Cashless, and installing wireless Seed devices in 1,000 vending machines in Virginia, Maryland, New Jersey, the District of Columbia and Delaware. Based on initial tests, Midlantic is expecting a 40 percent lift in sales per machine and greater efficiencies with Seed's automated routing and analytics features."

In addition, in the **two years** since it launched, Apriva's Apriva Vend™ cashless payment solution has captured a significant customer base. According to Apriva, Apriva Vend™ experienced strong adoption rates during the quarter ended September 30, 2011, as activations rose approximately 24% percent compared to the previous quarter. The Company's connections grew approximately 8.4% over that same period.

We believe our Nominees have the qualifications, expertise and connections to enable the Company to further develop its technology and pursue strategic opportunities to address these growing competitive threats.

We have a business plan to fix and grow the Company's business and enhance shareholder value

We believe there is still time for the Company to realize its significant potential and enhance shareholder value. To accomplish this objective, we believe the Company needs a new Board and a new direction to strengthen the Company's core assets and lead the transition to a high-performing technology business.

We believe we have a business plan to improve the Company's business and create substantial and sustainable value for shareholders through the implementation of the following key initiatives:

- **Cut Costs** – Significantly reduce the Company's cash outflows, *starting by terminating the Company's outside corporate counsel, Douglas M. Lurio, who has also served as a Board member*;

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- **Develop New Hardware** – Develop lower cost, higher functioning terminals to enable the Company's customers to take advantage of the rapidly changing mobile payments market and accelerate the return on investment for all stakeholders;
- **Increase Processing Profits** – Reduce costs and increase profitability in the transaction processing segment, and build internal capability to take advantage of least cost routing;
- **Launch Vending Route Management Solutions** – Develop services to help customers use data to optimize their vending routes and increase their profitability;
- **Expand Internationally** – Distribute the Company's products on a global scale. The worldwide market is expected to grow to 35 million vending machines by 2015;
- **Protect Intellectual Property** – Enforce and defend the Company's key and valuable patents against emerging competitive threats, including Apriva, Cantaloupe Systems and Spindle;
- **Minimize Dilution** – Explore alternative options to finance the Company's operations in order to minimize dilution to shareholders and avoid any associated downward pressure on the Company's stock price;
- **Align the Board's Interests with Shareholders** - Our Nominees plan to accept only options for service on the Board. We want it to be entirely clear that we believe in a pay for performance culture.
- **Reward Employees** – We plan to implement a stock option program for employees so that high-performing employees can benefit along with shareholders.

SAVE believes that the pricing of options to directors and employees (at a level equal to or greater than the closing price on the date of grant, as opposed to a discount to market price that is a hallmark of equity offerings), coupled with the alignment of interests produced among directors, employees and shareholders, offsets any potential dilutive impact from the issuance of these options.

If elected, our Nominees would seek to undertake a comprehensive evaluation of senior management, establish clear and attainable goals for the business and, where appropriate, recruit new executive talent experienced in transaction processing, hardware, software, vending and sales. Our business plan could change subject to our Nominees' fiduciary duties to shareholders, if elected.

Our Nominees have the connections, experience and qualifications necessary to fully explore and pursue opportunities to enhance shareholder value

We are offering shareholders a choice of new directors who we believe will maximize value for all shareholders. We ask that every shareholder review our Nominees' credentials, compare them to those of the current Board, and simply ask whether the Company would benefit from the experience and expertise our Nominees would bring.

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The Board currently consists of nine (9) members. We have nominated seven (7) highly qualified nominees who, if elected, will constitute a majority of the Board. In our view, our Nominees have the connections and the valuable and relevant industry, business and financial experience to bring fundamental strategic and operational change to the Company now, and to help the Company establish a leading position in the unattended point of sale marketplace globally.

Our Nominees are:

John S. Ioannou is President and Senior Managing Director of SCFGlobal Management LLC, a specialty finance holding company. Previously, Mr. Ioannou served as President of Next Generation Vending, LLC (f/k/a Next Generation Vending and Food Service, Inc.), a leader in vending services for the Northeast region ("Next Generation Vending"), from October 2007 to December 2010. Mr. Ioannou led the turnaround of Next Generation and spearheaded its efforts to apply vending route management technology to increase route operation efficiency. We believe that Mr. Ioannou's deep industry knowledge in the vending industry, experience building a growth company and extensive technology background will give him vital insight into the Company's needs and challenges, making him well qualified to serve on the Board.

Ajoy H. Karna served in various senior-level finance and strategic capacities at Pepsico, Inc. ("Pepsico") from 2001 to 2012, including Senior Vice President, Finance of Frito Lay, Inc. from February 2009 to February 2012 and Senior Vice President, Mergers and Acquisitions at PepsiCo Corporate from November 2006 to February 2009. We believe that Mr. Karna's broad strategic and operating finance experience in the food and beverage industry, including vending experience, as well as his capital markets experience, will enable him to provide the Company with critical perspectives and advice on the industry in which the Company operates and on potential strategic opportunities, making him well qualified to serve on the Board.

Rodman K. Reef is the Managing Principal of Reef Karson Consulting, LLC, a consulting firm specializing in the global payment business. From January 1988 to November 2008, Mr. Reef was Chairman and Chief Executive Officer of Citishare Corporation, a subsidiary of Citigroup Inc. engaged in the retail electronic payments business. Mr. Reef has participated in the boards and advisory committees of several U.S. and global payment businesses, including NYCE (where he was a member of the board committee that conducted the sale process for the company), Visa, MasterCard's and Europay's Maestro, a global PIN POS system, and The Clearing House's Payments Company. We believe that Mr. Reef's extensive experience in the payment industry, including his high volume transaction processing experience in the credit card industry, and technology background will give him unique insight into the Company's needs and challenges, making him well qualified to serve on the Board.

Andrew Salisbury is the Chief Executive Officer of Videlica. Videlica delivers new technologies to improve the consumer experience at large corporations. From June 2000 until its sale to Aspect Software, Inc. in July 2011, Mr. Salisbury was Chief Executive Officer of Corsidian (f/k/a Manta Systems), which was one of the largest distributors of customer contact solutions in Latin America. We believe that Mr. Salisbury's sales leadership experience and experience in building a profitable growth company in international markets will give him vital

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insight into the Company's needs and challenges, making him well qualified to serve on the Board.

Craig W. Thomas co-founded and is a managing member of Shareholder Advocates for Value Enhancement, an organization dedicated to enhancing long-term value for shareholders, and its related funds. From 2003 to 2008, Mr. Thomas held various positions at S.A.C. Capital Advisors, LLC, including portfolio manager and director of research. Mr. Thomas serves on the board of directors of Direct Insite Corp. and previously served on the boards of directors of Laureate Education, Inc. and WCI Communities, Inc. We believe that Mr. Thomas' extensive investment experience and service on the boards of directors of public companies will enable him to assist in the effective oversight of the Company, making him well qualified to serve on the Board.

Bradley M. Tirpak co-founded and is a managing member of Shareholder Advocates for Value Enhancement and its related funds. He has been a self-employed investor who manages a portfolio of equities, fixed income and private equity investments since 2008. Mr. Tirpak served on the Board of Directors of the Company from February 2010 until March 2012 and was a member of the Company's Nominating Committee during that period. We believe that Mr. Tirpak's extensive knowledge of the Company will enable him to assist in the effective oversight of the Company, making him well qualified to serve on the Board.

George Wallner founded Hypercom Corporation, a global payment technology provider that offered high security end-to-end electronic payment products, software solutions and services. Mr. Wallner served in various positions at Hypercom, including Chief Executive Officer, Chairman, Chief Technology Officer and Chief Strategy Officer, from its inception in 1978 until 2003. From August 2009 to January 2012, Mr. Wallner served as a technical advisor to Roam Data, Inc., a provider of smart-phone based electronic payments technology and services. We believe that Mr. Wallner's extensive industry knowledge, experience in bringing technology to market, development of point-of-sale hardware and transaction processing experience will give him unique insight into the Company's needs and challenges, making him well qualified to serve on the Board.

We believe the election of the Nominees represents the best means for the Company to unlock shareholder value. Your vote to elect the Nominees will have the legal effect of replacing seven (7) directors with our Nominees. There can be no assurance that shareholder value will be maximized as a result of this solicitation or the election of the Nominees.

VOTE THE ENCLOSED GOLD PROXY CARD TODAY!

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently composed of nine (9) directors whose terms expire at the Annual Meeting. The Company has nominated nine (9) individuals, including seven (7) of the incumbent directors, for election at the Annual Meeting. For the reasons stated above, we are seeking your support at the Annual Meeting to elect the Nominees in opposition to the Company's director nominees. Your vote to elect the Nominees will have the legal effect of replacing seven (7) directors of the Company with the Nominees. If elected, the Nominees will represent a majority of the members of the Board.

THE NOMINEES

The following information sets forth the name, age, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of each of the Nominees. The nominations were made in a timely manner and in compliance with the applicable provisions of the Company's governing instruments. The specific experience, qualifications, attributes and skills that led us to conclude that the Nominees should serve as directors of the Company is set forth above in the section entitled "Reasons For Our Solicitation." This information has been furnished to us by the Nominees. The Nominees are citizens of the United States of America.

John S. Ioannou (Age 56) has served as President and Senior Managing Director of SCFGlobal Management LLC, a specialty finance holding company ("SCFGlobal"), since July 2011. From January 2011 to March 2011, Mr. Ioannou served as an advisor to SCFGlobal. Mr. Ioannou has also served as an advisor to Mycell Technologies, a nanotechnology company ("Mycell"), since July 2011. From March 2011 to July 2011, Mr. Ioannou served as President of Mycell. Mr. Ioannou served as President of Next Generation Vending, LLC (f/k/a Next Generation Vending and Food Service, Inc.), a leader in vending services for the Northeast region ("Next Generation Vending"), from October 2007 to December 2010. Prior to joining Next Generation Vending, Mr. Ioannou served as Vice President, New Ventures at The Turbon Group, a global manufacturer and distributor of aftermarket imaging supplies, from June 2004 to October 2007. Earlier in his career, Mr. Ioannou spent 14 years at IBM in a variety of management positions. Mr. Ioannou received a B.S. in Management from St. Peter's College. Mr. Ioannou's principal business address is c/o SCFGlobal Management LLC, 4195 Chino Hills Parkway #571, Chino Hills, California 91709.

Ajoy H. Karna (Age 45) has been an independent financial consultant since February 2012. From 2001 to 2012, Mr. Karna served in various senior-level finance and strategic capacities at Pepsico, Inc. ("Pepsico"), a global food and beverage leader, including Senior Vice President, Finance of Frito Lay, Inc. from February 2009 to February 2012 and Senior Vice President, Mergers and Acquisitions at PepsiCo Corporate from November 2006 to February 2009. Prior to Pepsico, Mr. Karna held various senior management and finance positions at The Quaker Oats Company from 1992 until its acquisition by Pepsico in 2001. Mr. Karna received a B.S. in Business Administration from Georgetown University and a Master of Management from the J.L. Kellogg Graduate School of Management, Northwestern University. Mr. Karna's principal business address is 5849 Colhurst Street, Dallas, Texas 75230.

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Rodman K. Reef (Age 64) has been Managing Principal of Reef Karson Consulting, LLC, a consulting firm specializing in the global payment business, since December 2008. From January 1988 to November 2008, Mr. Reef was Chairman and Chief Executive Officer of Citishare Corporation, a subsidiary of Citigroup Inc. engaged in the retail electronic payments business. Mr. Reef has participated in the boards and advisory committees of several U.S. and global payment businesses, including NYCE (where he was a member of the board committee that conducted the sale process for the company), Visa, MasterCard's and Europay's Maestro, a global PIN POS system, and The Clearing House's Payments Company. He was also a board member of the Electronic Funds Transfer Association, a payments industry trade association. Mr. Reef holds a B.S. degree in electrical engineering and an M.S. degree in electrical engineering and computer science from Columbia University's Fu Foundation School of Engineering and Applied Science. Mr. Reef's principal business address is 218 Larchmont Avenue, Larchmont, New York 10538.

Andrew Salisbury (Age 46) has been the Chief Executive Officer of Videlica since January 2012. Videlica delivers new technologies to improve the consumer experience at large corporations. From June 2000 until its sale to Aspect Software, Inc. in July 2011, Mr. Salisbury was Chief Executive Officer of Corsidian (f/k/a Manta Systems), which was one of the largest distributors of customer contact solutions in Latin America. Mr. Salisbury's principal business address is Heather House, Heather Road, Sandyford, Dublin 18 Ireland.

Craig W. Thomas (Age 37) co-founded and has served as a managing member of Shareholder Advocates for Value Enhancement, an organization dedicated to enhancing long-term value for shareholders, and its related funds since October 2009. Since October 2008, he has also served as managing member of KC Trading Partners, an investment firm. From 2003 to 2008, Mr. Thomas held various positions at S.A.C. Capital Advisors, LLC, an investment management firm, including director of research from 2007 to 2008 and portfolio manager from 2004 to 2007. Mr. Thomas has served on the board of directors of Direct Insite Corp., a provider of on-demand accounts payable and receivable solutions, since May 2011 and previously served on the boards of directors of Laureate Education, Inc., a leading international provider of higher education, from June 2007 to July 2008, and WCI Communities, Inc., a fully integrated homebuilding and real estate services company, from August 2007 to February 2008. Prior to earning his M.B.A. at The Graduate School of Business at Stanford University, Mr. Thomas held roles at Goff Moore Strategic Partners, LP and Rainwater Inc. from 1999 to 2001 and at The Boston Consulting Group from 1997 to 1999. Mr. Thomas' principal business address is 500 West Putnam Avenue, Suite 400, Greenwich, Connecticut 06830.

Bradley M. Tirpak (Age 42) co-founded and has served as a managing member of Shareholder Advocates for Value Enhancement, an organization dedicated to enhancing long-term value for shareholders, and its related funds since October 2009. He has been a self-employed investor who manages a portfolio of equities, fixed income and private equity investments since 2008. In 2008, Mr. Tirpak was a Senior Vice President at Chilton Investment Company in London. From 2003 to 2007, Mr. Tirpak was a Portfolio Manager at Sigma Capital Management, managing an equity portfolio within a large multi-strategy investment fund, affiliated with S.A.C. Capital Advisors, L.P. From 2000 to 2003, Mr. Tirpak was a Portfolio Manager at Caxton Associates. From 1997 to 2000, Mr. Tirpak was an analyst and then Vice President at Credit Suisse First Boston. From 1993 to 1996, Mr. Tirpak was the founder and

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president of Access Telecom, Inc. and Grupo Access de Mexico S.A. de C.V., telecommunications companies. Mr. Tirpak served on the Board of Directors of the Company from February 2010 until March 2012 and was a member of the Company's Nominating Committee during that period. Mr. Tirpak holds a B.S.M.E. from Tufts University and an M.B.A. from Georgetown University. Mr. Tirpak's principal business address is 500 West Putnam Avenue, Suite 400, Greenwich, Connecticut 06830.

George Wallner (Age 61) founded Hypercom Corporation, a global payments technology provider, and served in various positions, including Chief Executive Officer, Chairman, Chief Technology Officer and Chief Strategy Officer, from its inception in 1978 until 2003. Mr. Wallner has owned and served as principal of Atlantitech, LLC, a developer and provider of a wide range of technology solutions, since 2004. From August 2009 to January 2012, Mr. Wallner served as a technical advisor to Roam Data, Inc., a provider of smart-phone based electronic payments technology and services. Mr. Wallner's principal business address is 17 North Hibiscus Drive, Miami Beach, Florida 33139.

As of the date hereof, Mr. Tirpak directly owns 134,130 shares of Common Stock and 1,000 shares of Series A Preferred Stock, convertible into 10 shares of Common Stock. None of the other Nominees directly owns any Shares. Each of the Nominees may be deemed to be a member of the Group (as defined below) for the purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and accordingly may be deemed to beneficially own the Shares owned directly by the other members of the Group. Each of the Nominees disclaims beneficial ownership of the Shares that he does not directly own, except to the extent of his pecuniary interest therein. For information regarding purchases and sales during the past two years by each of Messrs. Tirpak and Thomas and the other members of the Group of securities of the Company that may be deemed to be beneficially owned by the Nominees, see Schedule I.

SAVE IV and Locke have entered into letter agreements with each of the Nominees (other than Messrs. Thomas and Tirpak), the James W. Stuckert Revocable Trust U/A DTD 2/10/86 Amended & Restated 2/7/07 (the "James Stuckert Trust"), the Diane V. Stuckert Revocable Trust U/A DTD 8/7/03 (the "Diane Stuckert Trust"), James W. Stuckert ("Mr. Stuckert") and Diane V. Stuckert ("Mrs. Stuckert") pursuant to which SAVE IV and Locke have agreed to indemnify each of such Nominees, the James Stuckert Trust, the Diane Stuckert Trust, Mr. Stuckert and Mrs. Stuckert against claims arising from the solicitation of proxies from the Company's shareholders in connection with the Annual Meeting and any related transactions.

On April 26, 2012, SAVE IV, Locke, the Nominees, the James Stuckert Trust, the Diane Stuckert Trust, Mr. Stuckert and Mrs. Stuckert (collectively the "Group") entered into a Joint Filing and Solicitation Agreement in which, among other things, (a) the Group agreed to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, (b) the Group agreed to solicit proxies or written consents for the election of the Nominees to the Board at the Annual Meeting (the "Solicitation"), (c) the Group agreed not to sell or otherwise transfer any securities of the Company without the prior written consent of SAVE IV, and (d) SAVE IV agreed to pay directly all pre-approved expenses incurred in connection with the Group's activities with respect to the Solicitation.

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SAVE IV has entered into a memorandum of understanding with Mr. Wallner that contemplates, subject to approval by the Board, (i) that SAVE will recommend that the directors of the Company only be remunerated in stock options with an approximate value of $25,000 as of the grant date, in order to align directors with all shareholders, (ii) that the Company, in view of Mr. Wallner's extensive industry and technical expertise, engage Mr. Wallner to serve as a consultant to the Company for a three-year period, and (iii) that, should Mr. Wallner serve as a consultant to the Company, SAVE would recommend that the Company approve as compensation approximately 400,000 stock options having an exercise price of approximately 25% above the market price and vesting upon the earlier of one year or if the Common Stock of the Company trades at least $1.00 above the exercise price for a period of 30 consecutive trading days. In the event that Mr. Wallner becomes a consultant to the Company, he would not be deemed to be an independent director of the Company within the meaning of applicable NASDAQ listing standards.

Except as otherwise indicated above with respect to Mr. Wallner, each Nominee presently is, and if elected as a director of the Company would be, an "independent director" within the meaning of (i) applicable NASDAQ listing standards applicable to board composition, including Rule 5605(a)(2), and (ii) Section 301 of the Sarbanes-Oxley Act of 2002. No Nominee is a member of the Company's compensation, nominating or audit committee that is not independent under any such committee's applicable independence standards.

Other than as stated herein, there are no material relationships between members of SAVE and any of the Nominees and there are no arrangements or understandings between members of SAVE and any of the Nominees or any other person or persons pursuant to which the nomination of the Nominees described herein is to be made, other than the consent by each of the Nominees to be named in this Proxy Statement and to serve as a director of the Company if elected as such at the Annual Meeting. None of the Nominees is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

We do not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the Shares represented by the enclosed **GOLD** proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, we reserve the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, Shares represented by the enclosed **GOLD** proxy card will be voted for such substitute nominee(s). We reserve the right to nominate additional person(s), to the extent this is not prohibited under the Bylaws and applicable law, if the Company increases the size of the Board above its existing size or increases the number of directors whose terms expire at the Annual Meeting. Additional nominations made pursuant to the preceding sentence are without prejudice to the position of SAVE that any attempt to increase the size of the current Board constitutes an unlawful manipulation of the Company's corporate machinery.

YOU ARE URGED TO VOTE FOR THE ELECTION OF THE SAVE NOMINEES ON THE ENCLOSED GOLD PROXY CARD.

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PROPOSAL NO. 2

COMPANY PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As discussed in further detail in the Company's proxy statement, the Board has selected McGladrey & Pullen, LLP to serve as the Company's independent registered public accounting firm for fiscal year 2012. The Company is submitting the appointment of McGladrey & Pullen, LLP for ratification of the shareholders at the Annual Meeting.

WE MAKE NO RECOMMENDATION WITH RESPECT TO THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012 AND INTEND TO VOTE OUR SHARES "FOR" THIS PROPOSAL.

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PROPOSAL NO. 3

COMPANY PROPOSAL TO APPROVE THE 2012 STOCK INCENTIVE PLAN

As discussed in further detail in the Company's proxy statement, the Board adopted, subject to shareholder approval, the 2012 Stock Incentive Plan. The 2012 Stock Incentive Plan provides for the granting of up to 500,000 shares of Common Stock.

WE MAKE NO RECOMMENDATION WITH RESPECT TO APPROVAL OF THE 2012 STOCK INCENTIVE PLAN AND INTEND TO VOTE OUR SHARES "FOR" THIS PROPOSAL.

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VOTING AND PROXY PROCEDURES

Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Shareholders who sell their Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, SAVE believes that the only outstanding classes of securities of the Company entitled to vote at the Annual Meeting are the Common Stock and Series A Preferred Stock.

Shares represented by properly executed **GOLD** proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted **FOR** the election of the Nominees to the Board, **FOR** the ratification of the appointment of McGladrey & Pullen, LLP, **FOR** approval of the 2012 Stock Incentive Plan and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting.

According to the Company's proxy statement for the Annual Meeting, the current Board intends to nominate nine (9) candidates for election as directors at the Annual Meeting. This Proxy Statement is soliciting proxies to elect only our Nominees. Accordingly, the enclosed **GOLD** proxy card may only be voted for our Nominees and does not confer voting power with respect to any of the Company's director nominees. Under applicable proxy rules, we are only permitted to solicit proxies for our Nominees. Therefore, shareholders who return the **GOLD** proxy card will only be able to vote for our seven (7) Nominees and will not have the opportunity to vote for two (2) other nominees to fill the two (2) other seats up for election at the Annual Meeting. You can only vote for the Company's director nominees by signing and returning a proxy card provided by the Company. Shareholders should refer to the Company's proxy statement for the names, backgrounds, qualifications and other information concerning the Company's nominees. The participants in this solicitation intend to vote all of their Shares in favor of the Nominees. There is no assurance that any of the Company's nominees will serve as directors if our Nominees are elected.

QUORUM; DISCRETIONARY VOTING

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a particular matter by the shareholders at the Annual Meeting is necessary to constitute a quorum for purposes of consideration and action on the matter. Votes withheld for director nominees and abstentions on the other proposals to be considered at the Annual Meeting will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting. Broker non-votes will be counted as present for purposes of determining the existence of a quorum.

The holders of the Common Stock and Series A Preferred Stock vote together, and not as a separate class. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to one-hundredth of a vote on each matter presented at the Annual Meeting.

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Shares held by brokers, banks or nominees (i.e. in "street name") may not be voted by such brokers, banks or nominees on the proposal to elect directors or the proposal to approve the 2012 Stock Incentive Plan unless the beneficial owners of such Shares provide them with instructions on how to vote. With regard to the proposal to ratify the appointment of McGladrey & Pullen, LLP, the ability of brokers, banks and nominees to vote the Shares held by beneficial owners that do not provide them with instructions on how to vote will depend on the extent of the solicitation conducted by SAVE.

VOTES REQUIRED FOR APPROVAL

Vote required for the election of directors. According to the Company's proxy statement, if a quorum is present, the nine (9) nominees receiving the highest number of votes cast at the Annual Meeting will be elected directors. Abstentions and broker non-votes will have no effect on the election of directors.

Vote required for the ratification of the appointment of McGladrey & Pullen, LLP and the approval of the 2012 Stock Incentive Plan. According to the Company's proxy statement, if a quorum is present, the affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to ratify the appointment of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm and to approve the 2012 Stock Incentive Plan. Abstentions will have the same effect as votes against these proposals and broker non-votes will have no effect on the outcome of these proposals.

REVOCATION OF PROXIES

Shareholders of the Company may revoke their proxies at any time prior to exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to SAVE in care of Morrow & Co., LLC ("Morrow") at the address set forth on the back cover of this Proxy Statement or to the Company at 100 Deerfield Lane, Suite 140, Malvern, Pennsylvania 19355 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, we request that either the original or photostatic copies of all revocations be mailed to SAVE in care of Morrow at the address set forth on the back cover of this Proxy Statement so that we will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority in voting power of the outstanding Shares. Additionally, Morrow may use this information to contact shareholders who have revoked their proxies in order to solicit later dated proxies for the election of the Nominees.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE SAVE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

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SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by SAVE. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

SAVE IV has entered into an agreement with Morrow for solicitation and advisory services in connection with this solicitation, for which Morrow will receive a fee not to exceed $75,000, together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Morrow will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. SAVE IV has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. SAVE IV will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Morrow will employ approximately 40 persons to solicit shareholders for the Annual Meeting.

The entire expense of soliciting proxies is being borne by SAVE IV. Costs of this solicitation of proxies are currently estimated to be approximately $450,000 (exclusive of expenses related to the litigation brought by the Company against SAVE described above). SAVE IV estimates that through the date hereof its expenses in connection with this solicitation are approximately $125,000. SAVE IV intends to seek reimbursement from the Company of all expenses it incurs in connection with this solicitation. SAVE IV does not intend to submit the question of such reimbursement to a vote of security holders of the Company.

ADDITIONAL PARTICIPANT INFORMATION

The Nominees, the members of SAVE, the James Stuckert Trust, the Diane Stuckert Trust, Mr. Stuckert and Mrs. Stuckert are participants in this solicitation. The principal business of SAVE IV, a Delaware limited liability company, is investing in securities. The principal business of Locke, a Delaware limited liability company, is acting as the managing member of SAVE IV. The principal business address of each of SAVE IV and Locke is 500 West Putnam Avenue, Suite 400, Greenwich, Connecticut 06830.

The James Stuckert Trust is a trust established under the laws of the State of Kentucky for the benefit of Mr. Stuckert. The Diane Stuckert Trust is a trust established under the laws of the State of Kentucky for the benefit of Mrs. Stuckert. The principal occupation of Mr. Stuckert is investing in securities. The principal occupation of Mrs. Stuckert is a housewife. The principal business address of each of the James Stuckert Trust, the Diane Stuckert Trust, Mr. Stuckert and Mrs. Stuckert is c/o The Stuckert Financial Strategies Group, 500 West Jefferson Street, Suite 700, Louisville, Kentucky 40202.

As of the date hereof, SAVE IV directly owns 2,420,809 shares of Common Stock. Locke, as the managing member of SAVE IV, may be deemed to beneficially own the 2,420,809 shares of Common Stock directly owned by SAVE IV. Each of Messrs. Tirpak and Thomas, as co-managing members of Locke, may be deemed to beneficially own the 2,420,809 shares of Common Stock directly owned by SAVE IV.

22

As of the date hereof, the James Stuckert Trust directly owns 200,000 shares of Common Stock. Mr. Stuckert, as the sole trustee of the James Stuckert Trust, may be deemed to beneficially own the 200,000 shares of Common Stock directly owned by the James Stuckert Trust. In addition, as of the date hereof, Mr. Stuckert directly owns 12,000 shares of Common Stock, which may also be deemed to be beneficially owned by Mrs. Stuckert. As of the date hereof, the Diane Stuckert Trust directly owns 300,000 shares of Common Stock. Mrs. Stuckert, as the sole trustee of the Diane Stuckert Trust, may be deemed to beneficially own the 300,000 shares of Common Stock directly owned by the Diane Stuckert Trust.

Each participant in this solicitation, as a member of a "group" with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the Shares owned in the aggregate by the participants. Each participant in this solicitation disclaims beneficial ownership of the Shares he, she or it does not directly own, except to the extent of his, her or its pecuniary interest therein. For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I.

The Shares purchased by SAVE IV, the James Stuckert Trust and the Diane Stuckert Trust were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business). The Shares purchased by Mr. Stuckert were purchased with personal funds.

Except as set forth in this Proxy Statement (including the Schedules hereto), (i) during the past 10 years, no participant in this solicitation has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant in this solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no participant in this solicitation owns any securities of the Company which are owned of record but not beneficially; (iv) no participant in this solicitation has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant in this solicitation is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant in this solicitation is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant in this solicitation owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant in this solicitation owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant in this solicitation or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company's last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant in this solicitation or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no participant in this solicitation has a substantial interest, direct

23

or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting.

There are no material proceedings to which any participant in this solicitation or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

OTHER MATTERS AND ADDITIONAL INFORMATION

SAVE is unaware of any other matters to be considered at the Annual Meeting. However, should other matters, which SAVE is not aware of a reasonable time before this solicitation, be brought before the Annual Meeting, the persons named as proxies on the enclosed **GOLD** proxy card will vote on such matters in their discretion.

SHAREHOLDER PROPOSALS

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement for its 2013 Annual Meeting of Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than January 18, 2013, which is 120 days prior to the first anniversary of the mailing date of the Company's proxy statement for the Annual Meeting. However, if the date of the 2013 Annual Meeting shall be changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

If a shareholder who wishes to present a proposal at the 2013 Annual Meeting but does not intend to have such proposal included in the Company's proxy statement, and such proposal is properly brought before the 2013 Annual Meeting, then under the Rule 14a-4 under the Exchange Act, the proxies solicited by the Company's management with respect to the 2013 Annual Meeting will confer discretionary voting authority with respect to the proposal if the shareholder has not provided notice of the proposal by April 3, 2013 (or if the date of the meeting has changed more than 30 days from the prior year, a reasonable time before the Company sends its proxy materials). The persons designated in the Company's proxy card will be granted discretionary voting authority with respect to any shareholder proposal with respect to which the Company does not receive timely notice.

In addition to the Securities and Exchange Commission's proxy rules, the Bylaws provide certain requirements that must be met for business (including nomination of directors) to be properly brought before an annual meeting of shareholders. Under the Bylaws, for shareholder proposals to be properly brought before an annual meeting by a shareholder, a shareholder's notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day

24

prior to the annual meeting and not later than the later of (i) the 60th day prior to the annual meeting, or (ii) the 10th day following (x) the date on which public announcement of the date of the meeting is first made by the Company or (y) the date notice of the meeting is first mailed to shareholders.

The information set forth above regarding the procedures for submitting shareholder proposals for consideration at the 2013 Annual Meeting is based on information contained in the Company's proxy statement. The incorporation of this information in this proxy statement should not be construed as an admission by SAVE that such procedures are legal, valid or binding.

INCORPORATION BY REFERENCE

WE HAVE OMITTED FROM THIS PROXY STATEMENT CERTAIN DISCLOSURE REQUIRED BY APPLICABLE LAW THAT IS EXPECTED TO BE INCLUDED IN THE COMPANY'S PROXY STATEMENT RELATING TO THE ANNUAL MEETING. THIS DISCLOSURE IS EXPECTED TO INCLUDE, AMONG OTHER THINGS, CURRENT BIOGRAPHICAL INFORMATION ON THE COMPANY'S DIRECTORS, INFORMATION CONCERNING EXECUTIVE AND DIRECTOR COMPENSATION, AND OTHER IMPORTANT INFORMATION. SEE SCHEDULE II FOR INFORMATION REGARDING PERSONS WHO BENEFICIALLY OWN MORE THAN 5% OF THE SHARES AND THE OWNERSHIP OF THE SHARES BY THE DIRECTORS AND MANAGEMENT OF THE COMPANY.

The information concerning the Company contained in this Proxy Statement and the Schedules attached hereto has been taken from, or is based upon, publicly available information.

S.A.V.E. PARTNERS IV, LLC

May 22, 2012

VOTE THE ENCLOSED GOLD PROXY CARD TODAY!

25

SCHEDULE I

TRANSACTIONS IN SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

Class of Security	Securities Purchased/(Sold)	Price Per Share ($)[1]	Date of Purchase/Sale
	S.A.V.E. PARTNERS IV, LLC		
Common Stock	33,200	1.0130	03/12/2012
Common Stock	49,500	1.0637	03/13/2012
Common Stock	37,000	1.0500	03/13/2012
Common Stock	60,500	1.0593	03/14/2012
Common Stock	17,800	1.0625	03/15/2012
Common Stock	59,000	1.0768	03/16/2012
Common Stock	120,343	1.0784	03/19/2012
Common Stock	72,471	1.0926	03/20/2012
Common Stock	2,700	1.1152	03/21/2012
Common Stock	46,537	1.0911	03/22/2012
Common Stock	53,779	1.0789	03/23/2012
Common Stock	228,669	1.1400	03/26/2012
Common Stock	29,343	1.1667	03/27/2012
Common Stock	26,500	1.1885	03/28/2012
Common Stock	115,654	1.2692	03/29/2012
Common Stock	38,900	1.2740	03/30/2012
Common Stock	104,740	1.3633	04/02/2012
Common Stock	34,558	1.3593	04/03/2012
Common Stock	90,000	1.2881	04/04/2012
Common Stock	21,699	1.3695	04/05/2012
Common Stock	15,550	1.3196	04/09/2012
Common Stock	75,455	1.3426	04/10/2012
Common Stock	30,418	1.3398	04/11/2012
Common Stock	39,700	1.3916	04/12/2012

[1] Prices exclude commissions.

I-1

Class of Security	Securities Purchased/(Sold)	Price Per Share ($)[1]	Date of Purchase/Sale
Common Stock	12,900	1.3934	04/13/2012
Common Stock	303,450	1.5600	04/16/2012
Common Stock	134,605	1.7026	04/17/2012
Common Stock	175	1.7444	04/18/2012
Common Stock	129,631	1.7158	04/19/2012
Common Stock	56,940	1.7416	04/20/2012
Common Stock	88,717	1.6998	04/23/2012
Common Stock	119,019	1.7274	04/24/2012
Common Stock	66,506	1.8021	04/25/2012
Common Stock	41,000	1.8200	04/26/2012
Common Stock	41,650	1.8100	04/27/2012
Common Stock	10,900	1.1805	05/17/2012
Common Stock	11,300	1.1925	05/18/2012
	CRAIG W. THOMAS		
Common Stock	(1,607)	1.1200	04/26/2010
Common Stock	(400)	1.0700	04/26/2010
Common Stock	(300)	1.1000	04/26/2010
Common Stock	(200)	1.1100	04/26/2010
Common Stock	(5,700)	1.0400	04/27/2010
Common Stock	(5,000)	1.0600	04/27/2010
Common Stock	(4,200)	1.0700	04/27/2010
Common Stock	(4,200)	1.0500	04/27/2010
Common Stock	(500)	1.0425	04/27/2010
Common Stock	(300)	1.0501	04/27/2010
Common Stock	(5,000)	1.0824	04/27/2010
Common Stock	(2,793)	1.0840	04/27/2010
Common Stock	(2,500)	1.0800	04/27/2010
Common Stock	(8,100)	1.0242	04/28/2010
Common Stock	(4,160)	1.0400	04/28/2010
Common Stock	(3,301)	1.0100	04/28/2010

I-2

Class of Security	Securities Purchased/(Sold)	Price Per Share ($)[1]	Date of Purchase/Sale
Common Stock	(2,927)	1.0800	04/28/2010
Common Stock	(2,000)	1.0200	04/28/2010
Common Stock	(1,000)	1.0100	04/28/2010
Common Stock	(840)	1.0700	04/28/2010
Common Stock	(500)	1.0125	04/28/2010
Common Stock	(10,300)	1.0402	04/29/2010
Common Stock	(10,000)	0.8368	04/29/2010
Common Stock	(10,000)	0.9101	04/29/2010
Common Stock	(8,450)	0.8831	04/29/2010
Common Stock	(6,400)	0.9900	04/29/2010
Common Stock	(6,500)	0.9400	04/29/2010
Common Stock	(5,500)	1.0600	04/29/2010
Common Stock	(5,250)	1.0600	04/29/2010
Common Stock	(4,050)	1.0800	04/29/2010
Common Stock	(3,600)	1.0200	04/29/2010
Common Stock	(3,348)	1.0500	04/29/2010
Common Stock	(3,500)	0.9300	04/29/2010
Common Stock	(3,224)	0.8343	04/29/2010
Common Stock	(1,300)	1.0300	04/29/2010
Common Stock	(1,350)	0.8200	04/29/2010
Common Stock	(700)	1.0601	04/29/2010
Common Stock	(200)	0.9501	04/29/2010
Common Stock	(10,000)	0.9400	04/30/2010
Common Stock	(10,000)	0.9400	04/30/2010
Common Stock	(9,200)	0.8953	04/30/2010
Common Stock	(700)	0.8800	04/30/2010
Common Stock	(100)	0.9000	04/30/2010
Warrants (right to buy Common Stock)	(1,000)	0.1800	05/26/2010
Warrants (right to buy Common Stock)	1,000	0.2500	05/26/2010

I-3

Class of Security	Securities Purchased/(Sold)	Price Per Share ($)[1]	Date of Purchase/Sale
Common Stock	(15,000)*	1.0000	09/20/2010
Common Stock	(13,013)*	1.0100	09/20/2010
Common Stock	(11,067)*	1.0000	09/20/2010
Common Stock	(920)*	1.0500	09/20/2010
Common Stock	(10,000)*	1.0100	09/21/2010
Common Stock	(4,450)*	1.0203	09/21/2010
Common Stock	(3,700)*	1.0100	09/21/2010
Common Stock	(2,900)*	1.0200	09/21/2010
Common Stock	(2,650)*	1.0201	09/21/2010
Common Stock	(1,300)*	1.0139	09/21/2010
Common Stock	300!	0.9800	09/21/2010
Common Stock	300!	0.9700	09/21/2010
Common Stock	1,200!	0.9800	09/21/2010
Common Stock	1,600!	0.9990	09/21/2010
Common Stock	2,400!	0.9715	09/21/2010
Common Stock	4,300!	0.9794	09/21/2010
Common Stock	5,700!	0.9782	09/21/2010
Common Stock	13,500!	0.9784	09/21/2010
Common Stock	17,300!	0.9799	09/21/2010
Common Stock	18,400!	0.9998	09/21/2010
Common Stock	2	2.1800	05/18/2011
Common Stock	98	1.4883	10/19/2011
Common Stock	350	1.4987	10/19/2011
Common Stock	4,900	1.4900	10/19/2011
Common Stock	9,650	1.5000	10/19/2011
Common Stock	5,000	1.4600	10/20/2011
Common Stock	5,000	1.5200	10/21/2011
Common Stock	5,000	1.5700	10/27/2011

* Represents short sale.

! Represents purchase to cover short position.

I-4

Class of Security	Securities Purchased/(Sold)	Price Per Share ($)[1]	Date of Purchase/Sale
Common Stock	(2,500)	1.4200	11/02/2011
Common Stock	(3,936)	1.4100	11/02/2011
Common Stock	1,436	1.4400	11/02/2011
Common Stock	(5,000)	1.2000	12/05/2011
Common Stock	(5,000)	1.0300	02/08/2012
Common Stock	(5,000)	1.0300	02/08/2012
Common Stock	(2,425)	1.0200	02/08/2012
Common Stock	(1,000)	1.0100	02/08/2012
Common Stock	(1,000)	1.0100	02/08/2012
Common Stock	(1,000)	1.0000	02/08/2012
Common Stock	(1,000)	1.0000	02/08/2012
Common Stock	(1,000)	1.0000	02/08/2012
Common Stock	(1,000)	0.9900	02/08/2012
Common Stock	(1,000)	0.9800	02/08/2012
Common Stock	(475)	1.0300	02/08/2012
Common Stock	(100)	1.0100	02/08/2012
	BRADLEY M. TIRPAK		
Warrants (right to buy Common Stock)	(35,600)	0.1500	05/13/2010
Common Stock	10,000[2]	0.0000	06/30/2011
Common Stock	(10,000)[3]	0.0000	11/11/2011
	DIANE V. STUCKERT REVOCABLE TRUST		
Common Stock	(5,000)	2.2900	06/07/2011
Common Stock	(5,000)	2.2900	06/07/2011
Common Stock	(5,000)	2.2900	06/08/2011

[2] 10,000 shares were issued by the Company to each non-employee director as of 6/30/2011 and were scheduled to vest as follows: 3,333 on 6/30/11, 3,333 on 6/30/12, and 3,334 on 6/30/13, provided such person is still a director of the Company on the applicable vesting date. Subsequent to the date of the stock award, Mr. Tirpak notified the Company that he would waive his stock award if the Common Stock closed below $1.62 (the price on the day he joined the Board of Directors) at the end of any quarter.

[3] In accordance with his prior notification to the Company in connection with a stock award made to each non-employee director of the Company's Board, Mr. Tirpak waived the award of 10,000 shares made to him because the price of the Common Stock closed below $1.62 at the end of the first quarter of the Company's 2012 fiscal year.

I-5

Class of Security	Securities Purchased/(Sold)	Price Per Share ($)[1]	Date of Purchase/Sale
Common Stock	(5,000)	2.3400	06/08/2011
Common Stock	30,000	1.1200	10/13/2011
Common Stock	(4,666)	1.6300	10/24/2011
Common Stock	(5,000)	1.6300	10/24/2011
Common Stock	(8,200)	1.6300	10/24/2011
Common Stock	(1,800)	1.6300	10/24/2011
Common Stock	1,622	1.0400	12/09/2011
Common Stock	28,044	1.0200	12/12/2011
Common Stock	(1,800)	1.7400	04/17/2012
Common Stock	(8,200)	1.7400	04/17/2012
Common Stock	(10,000)	1.7400	04/17/2012

I-6

SCHEDULE II

The following table is reprinted from the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on May 18, 2012.

Common Stock

The following table sets forth, as of April 27, 2012, the beneficial ownership of the Common Stock of each of the Company's current directors and executive officers, the director nominees, the former Chief Executive Officer and the other employees named in the Summary Compensation Table set forth below, as well as by the Company's current directors and executive officers as a group. Except as set forth below, the Company is not aware of any beneficial owner of more than five percent of the Common Stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable:

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock (2)	Percent of Class
Deborah G. Arnold 9704 Clos du Lac Circle Loomis, CA 95630	10,000 (3)	*
Steven D. Barnhart 1143 N. Sheridan Road Lake Forest, IL 60045	112,079 (4)	*
Joel Brooks 303 George Street, Suite 140 New Brunswick, New Jersey 08901	10,000 (5)	*
David M. DeMedio 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	110,817 (6)	*
Stephen P. Herbert 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	356,608 (7)	1.09%
Steve G. Illes 1926 Roadrunner Avenue Thousand Oaks, CA 91320	708,946 (8)	2.17%
George R. Jensen, Jr. P.O. Box 2424 West Chester, PA 19380	275,330 (9)	*

II-1

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock (2)	Percent of Class
Michael Lawlor 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	25,552	*
Douglas M. Lurio 2005 Market Street, Suite 3120 Philadelphia, Pennsylvania 19103	51,904 (10)	*
Albin F. Moschner 660 Northcroft Court Lake Forest, Illinois 60045	372,100 (11)	1.14%
Frank A. Petito, III 1111 Elmwood Avenue Wilmette, IL 60091	10,000 (12)	*
Jack E. Price 12942 NE 24th Street Bellevue, WA 98005	10,000 (13)	*
William J. Reilly, Jr. 1280 South Concord Road West Chester, PA 19382	200 (14)	*
Cary Sagady 100 Deerfield Lane, Suite 140 Malvern, Pennsylvania 19355	5,050	*
William J. Schoch 300 Montgomery Street, #400 San Francisco, CA 94104	0	*
S.A.V.E. Partners, IV, LLC 500 West Putnam Avenue, Suite 400 Greenwich, Connecticut 06830	2,315,959 (15)	7.08%
All Current Directors and Executive Officers As a Group (10 persons)	1,752,454	5.34%

*Less than one percent (1%)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. Shares of Common Stock issuable upon conversion of the Series A

II-2

Preferred Stock, or shares of Common Stock issuable upon exercise of warrants and options currently exercisable, or exercisable within 60 days of April 27, 2012, are deemed to be beneficially owned for purposes hereof.

(2) The percentage of common stock beneficially owned is based on 32,705,419 shares outstanding as of April 27, 2012.

(3) Includes 10,000 shares issued to Ms. Arnold as a non-employee director of the Company as of April 1, 2012 which vest or vested as follows: 3,333 shares on April 1, 2012, 3,333 shares on April 1, 2013 and 3,334 shares on April 1, 2014.

(4) Includes 32,538 shares underlying common stock warrants. Includes 10,000 shares issued to Mr. Barnhart as a non-employee director of the Company as of June 30, 2011 which vest or vested as follows: 3,333 shares on June 30, 2011, 3,333 shares on June 30, 2012 and 3,334 shares on June 30, 2013.

(5) Includes 10,000 shares issued to Mr. Brooks as a non-employee director of the Company as of June 30, 2011 which vest or vested as follows: 3,333 shares on June 30, 2011, 3,333 shares on June 30, 2012 and 3,334 shares on June 30, 2013.

(6) Includes 4,666 shares underlying vested stock options. Includes 25,000 shares of common stock issued to Mr. DeMedio on April 14, 2011 which vest or vested as follows: 8,333 on April 14, 2011; 8,333 on April 14, 2012; and 8,334 on April 14, 2013.

(7) Includes 32,010 shares of common stock beneficially owned by Mr. Herbert's child, 27,440 shares of common stock beneficially owned by his spouse and 12,000 shares underlying vested stock options. Includes 75,000 shares of common stock issued to Mr. Herbert on April 14, 2011 which vest or vested as follows: 25,000 on April 14, 2011; 25,000 on April 14, 2012; and 25,000 on April 14, 2013.

(8) Includes 10,000 shares issued to Mr. Illes as a non-employee director of the Company as of April 1, 2012 which vest or vested as follows: 3,333 shares on April 1, 2012, 3,333 shares on April 1, 2013 and 3,334 shares on April 1, 2014. Includes 126 shares underlying Series A Convertible Preferred Stock, and 34,420 shares of common stock underlying common stock warrants.

(9) Includes 1,602 shares of common stock beneficially owned by his spouse, 25,827 shares owned by George R. Jensen, Jr., Grantor Retained Unitrust dated July 14, 2003 over which Mr. Jensen retains beneficial ownership. Includes 50,000 shares underlying vested stock options and 380 shares underlying preferred stock. Of the 380 shares underlying preferred stock, Mr. Jensen holds 80 shares jointly with his son. Mr. Jensen resigned as Chief Executive Officer of the Company and Chairman of the Board effective October 14, 2011. The information reported for Mr. Jensen is based on information provided on behalf of Mr. Jensen to the Company on May 2, 2012.

(10) Includes 3,000 shares underlying vested stock options. Includes 10,000 shares issued to Mr. Lurio as a non-employee director of the Company as of June 30, 2011 which vest or

II-3

vested as follows: 3,333 shares on June 30, 2011, 3,333 shares on June 30, 2012 and 3,334 shares on June 30, 2013.

(11) Includes 22,100 shares underlying common stock warrants.

(12) Includes 10,000 shares issued to Mr. Petito as a non-employee director of the Company as of April 1, 2012 which vest or vested as follows: 3,333 shares on April 1, 2012, 3,333 shares on April 1, 2013 and 3,334 shares on April 1, 2014.

(13) Includes 10,000 shares issued to Mr. Price as a non-employee director of the Company as of June 30, 2011 which vest or vested as follows: 3,333 shares on June 30, 2011, 3,333 shares on June 30, 2012 and 3,334 shares on June 30, 2013.

(14) Includes 100 shares of common stock beneficially owned by Mr. Reilly's child.

(15) Based upon a Schedule 13D filed with the Securities and Exchange Commission on April 26, 2012, S.A.V.E. Partners, IV, LLC ("SAVE") is a limited liability company, the managing member of which is Locke Partners I LLC, a limited liability company ("Locke"). Each of Bradley M. Tirpak and Craig W. Thomas are co-managing members of Locke and, by virtue of their relationship with Locke, share the power to vote and dispose of the shares beneficially owned by SAVE.

Series A Preferred Stock

Other than the 12,687 shares of preferred stock beneficially owned by Mr. Illes and the 38,000 shares of preferred stock beneficially owned by Mr. Jensen, there were no shares of preferred stock that were beneficially owned as of April 27, 2012 by the Company's directors, executive officers, director nominees, the former Chief Executive Officer and the other employees named in the Summary Compensation Table set forth below.

II-4

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give SAVE your proxy FOR the election of the Nominees by taking three steps:

- SIGNING the enclosed **GOLD** proxy card,
- DATING the enclosed **GOLD** proxy card, and
- MAILING the enclosed **GOLD** proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed **GOLD** voting form.

If you have any questions or require any additional information concerning this Proxy Statement, please contact Morrow at the address set forth below.

VOTE THE ENCLOSED GOLD PROXY CARD TODAY!

MORROW & CO., LLC
470 West Avenue
Stamford, CT 06902
Shareholders call toll free at: (800) 607-0088
Banks and brokers call: (203) 658-9400
E-mail us at: saveusat@morrowco.com

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

USA TECHNOLOGIES, INC.

2012 ANNUAL MEETING OF SHAREHOLDERS

GOLD PROXY

THIS PROXY IS SOLICITED ON BEHALF OF S.A.V.E. PARTNERS IV, LLC, LOCKE PARTNERS I LLC, JOHN S. IOANNOU, AJOY H. KARNA, RODMAN K. REEF, ANDREW SALISBURY, CRAIG W. THOMAS, BRADLEY M. TIRPAK, GEORGE WALLNER, JAMES W. STUCKERT REVOCABLE TRUST, DIANE V. STUCKERT REVOCABLE TRUST, JAMES W. STUCKERT AND DIANE V. STUCKERT

THE BOARD OF DIRECTORS OF USA TECHNOLOGIES, INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Bradley M. Tirpak and Craig W. Thomas, and each of them, attorneys and agents with full power of substitution to vote all shares of Common Stock and Series A Convertible Preferred Stock of USA Technologies, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the 2012 Annual Meeting of Shareholders of the Company scheduled to be held at The Desmond Hotel and Conference Center located at One Liberty Boulevard, Malvern, Pennsylvania 19355 on June 28, 2012 at 9:00 a.m., local time (including any adjournments or postponements thereof and any meeting called in lieu thereof, the "Annual Meeting").

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock and Series A Convertible Preferred Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named attorneys and proxies or their substitutes with respect to any other matters as may properly come before the Annual Meeting that are unknown to S.A.V.E. Partners IV, LLC ("SAVE") a reasonable time before this solicitation.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

This Proxy will be valid until the completion of the Annual Meeting. This Proxy will only be valid in connection with SAVE's solicitation of proxies for the Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS GOLD PROXY CARD PROMPTLY!

SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

SAVE STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE NOMINEES LISTED BELOW IN PROPOSAL 1.
SAVE MAKES NO RECOMMENDATION WITH RESPECT TO PROPOSALS 2 AND 3.

Please mark vote as indicated in this example ☒

1. SAVE's Proposal to elect John S. Ioannou, Ajoy H. Karna, Rodman K. Reef, Andrew Salisbury, Craig W. Thomas, Bradley M. Tirpak and George Wallner as directors of the Company.

FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW
☐	☐	☐

SAVE does not expect that the Nominees will be unable to stand for election, but, in the event any Nominee is unable to serve or for good cause will not serve, the Shares represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law. In addition, SAVE has reserved the right to nominate substitute person(s) if the Company makes or announces any changes to the Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any Nominee, to the extent this is not prohibited under the Bylaws and applicable law. In any such case, Shares represented by this proxy card will be voted for such substitute nominee(s).

Shareholders who return the **GOLD** proxy card will only be able to vote for SAVE's seven (7) Nominees and will not have the opportunity to vote for two (2) other nominees to fill the two (2) other seats up for election at the Annual Meeting. There is no assurance that any of the candidates who have been nominated by the Company will serve as directors if our Nominees are elected.

	FOR	AGAINST	ABSTAIN
2. The Company's proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm of the Company for fiscal year 2012.	☐	☐	☐
3. The Company's proposal to approve the USA Technologies, Inc. 2012 Stock Incentive Plan.	☐	☐	☐

Date________________________, 2012

____
Signature (Please sign exactly as your name appears to the left)

____
Additional Signature (if held jointly)

____
Title

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.